POWER REIT REPORTS SECOND QUARTER 2019 RESULTS

Old Bethpage, NY (GLOBE NEWSWIRE) – Power REIT (NYSE American: PW) today reported its results for the quarter ended June 30, 2019.

Financial Highlights

	Three Months Ended June 30,		Six Months Ended June 30
	2019	2018	2019	2018
Net Income Attributable to Common Shares	$143,400	$137,434	$270,587	$282,023
Net Income per Common Share	$0.08	$0.08	$0.14	$0.15

Core FFO Available to Common Shares	$256,110	$246,243	$512,833	$503,780
Core FFO per Common Share	0.14	0.13	0.27	0.28

Power REIT’s existing portfolio of primarily “triple net leased” real estate provides very stable operating income. As a result, our historical performance including the most recent quarter has experienced very little variation. Power REIT recently announced a new focus for acquisitions that is described below and is intended to grow income and cash flow on a going forward basis.

Recent Development – New Focus for Acquisitions

Power REIT believes agricultural production is ripe for technological transformation and that we are at the early stages of a boom in agricultural venture capital that, among other things, will shift food production for certain crops from traditional outdoor farms to Controlled Environment Agriculture “plant factories.” Since a significant portion of any given CEA enterprise is real estate, Power REIT sees an opportunity to participate in the trend towards indoor agriculture.

CEA for Food

CEA for food production is widely adopted in parts of Europe and is becoming an increasingly competitive alternative to traditional farming for a variety of reasons. CEA caters to consumer desires for sustainable and locally grown products. Locally grown indoor produce will have a longer shelf life as the plants are healthier and also travel shorter distances thereby reducing food waste. In addition, a controlled environment produces high-quality pesticide free products that eliminates seasonality and provides highly predictable output that can be used to simplify the supply chain to the grocer’s shelf.

CEA for Cannabis

Power REIT is focused on investing in the cultivation and production side of the cannabis industry through the ownership of real estate. As such it is not directly in the cannabis business and also not even indirectly involved with facilities that sell cannabis directly to consumers. By serving as a landlord, Power REIT believes it can generate attractive risk adjusted returns related to the fast growing cannabis industry and that this offers a safer approach than investing directly in cannabis operating businesses.

Recent Acquisitions

Power REIT recently announced that it had acquired two greenhouse properties located is southern Colorado. The two properties are leased to an operator that is licensed for the cultivation and processing of medical cannabis. The total combined purchase price was $1,770,000 and the annual straight-line triple net-rent is approximately $340,000 which translates to a yield of in excess of 19%. The acquisitions were closed on an all-cash basis with existing working capital. As such, they are accretive to Core Funds from Operation by approximately $340,000 per annum which is more than a 30% increase from historical levels. Power REIT is currently in discussions regarding the expansion of one of the two greenhouse properties.

Dividend Declaration

Preferred Stock: For the Company’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, a cash dividend of $0.484375 per depositary share was declared. The preferred stock dividend, which equates to an annual dividend payment of $1.9375 per depositary share, is payable on September 15, 2019, to stockholders of record on August 15, 2019.

About Power REIT

Power REIT is a real estate investment trust that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture and Renewable Energy.

Additional Information

Further details regarding Power REIT’s consolidated results of operations and financial condition as of and for the year ended December 31, 2018 are contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission, which can be viewed at the Company’s website at www.pwreit.com under the Investor Relations section, and in EDGAR on the SEC’s website, www.sec.gov.

Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can usually identify forward-looking statements as containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “would,” “should,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding Power REIT’s future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of Power REIT’s industries and results that might be obtained by pursuing management’s current or future objectives are forward-looking statements. Over time, Power REIT’s actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied in Power REIT’s forward-looking statements, and such differences may be significant and materially adverse to Power REIT and its security holders.

All forward-looking statements reflect Power REIT’s good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except to the extent required by law. For a further discussion of factors that could cause Power REIT’s future results or financial condition to differ materially from anything expressed or implied in its forward-looking statements, see the sections entitled “Risk Factors” in Power REIT’s registration statements and quarterly and annual reports as filed by Power REIT from time to time with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This document contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”), including the measure identified by us as Core Funds From Operations Available to Common Shares (“Core FFO”). Management believes that Core FFO is a useful supplemental measure of the Company’s operating performance. Management believes that alternative measures of performance, such as net income computed under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Company’s asset portfolio and inappropriately affect the comparability of the Company’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including non-cash, stock-based compensation expense. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Company believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Company to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Company’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than we do, and that as a result the Company’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

POWER REIT AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2019	December 31, 2018
ASSETS
Land	$6,788,067	$6,788,067
Net investment in capital lease - railroad	9,150,000	9,150,000
Total real estate assets	15,938,067	15,938,067

Cash and cash equivalents	2,133,793	1,771,011
Prepaid expenses	51,749	16,795
Intangible assets, net of accumulated amortization	3,708,025	3,826,595
Other assets	414,098	342,668
TOTAL ASSETS	$22,245,732	$21,895,136

LIABILITIES AND EQUITY
Deferred revenue	$109,740	$32,851
Accounts payable	41,729	24,828
Accounts payable - Related party	-	1,374
Accrued interest	84,392	87,846
Current portion of long-term debt	406,043	389,996
Long-term debt	9,031,255	9,167,336
TOTAL LIABILITIES	9,673,159	9,704,231

Series A 7.75% Cumulative Redeemable Perpetual Preferred Stock Par Value $25.00 (175,000 shares authorized; 144,636 issued and outstanding as of June 30, 2019 and December 31, 2018)	3,492,149	3,492,149

Commitments and Contingencies	-	-

Equity:
Common Shares, $0.001 par value (100,000,000 shares authorized; 1,872,939 shares issued and outstanding at June 30, 2019 and 1,870,139 at December 31, 2018)	1,873	1,870
Additional paid-in capital	11,727,232	11,616,154
Accumulated deficit	(2,648,681)	(2,919,268)
Total Equity	9,080,424	8,698,756

TOTAL LIABILITIES AND EQUITY	$22,245,732	$21,895,136

POWER REIT AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUE
Lease income from capital lease – railroad, net	$228,750	$228,750	$457,500	$457,500
Rental income	262,528	262,528	525,055	525,055
Misc. income	4,333	2,364	7,649	3,690
TOTAL REVENUE	495,611	493,642	990,204	986,245

EXPENSES
Amortization of intangible assets	59,285	59,285	118,570	118,570
General and administrative	102,273	105,039	218,048	197,828
Property tax	5,557	2,782	11,113	8,269
Interest expense	115,038	119,044	231,770	239,439
TOTAL EXPENSES	282,153	286,150	579,501	564,106

NET INCOME	213,458	207,492	410,703	422,139

Preferred Stock Dividends	(70,058)	(70,058)	(140,116)	(140,116)

NET INCOME ATTRIBUTABLE TO COMMON SHARES	$143,400	$137,434	$270,587	$282,023

Income Per Common Share:
Basic and diluted	$0.08	$0.08	$0.14	$0.15

Weighted Average Number of Shares Outstanding:
Basic and diluted	1,870,192	1,827,338	1,870,165	1,827,338

Cash dividend per Series A Preferred Share	$0.48	$0.48	$0.97	$0.97

POWER REIT AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net Income	$410,703	$422,139

Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	118,570	118,570
Amortization of debt costs	12,595	12,595
Stock-based compensation	111,081	90,592

Changes in operating assets and liabilities
(Decrease)/Increase in accounts payable related party	(1,374)	99
(Decrease) in other assets	(71,430)	(74,408)
(Decrease) in prepaid expenses	(34,954)	(16,346)
(Decrease)/Increase in accounts payable	16,901	(640)
(Decrease) in accrued interest	(3,454)	(3,721)
Increase in deferred revenue	76,889	76,464
Net cash provided by operating activities	635,527	625,344

Financing Activities
Principal payment on long-term debt	(132,629)	(117,315)
Cash dividends paid on preferred stock	(140,116)	(140,116)
Net cash used in financing activities	(272,745)	(257,431)

Net increase in cash and cash equivalents	362,782	367,913

Cash and cash equivalents, beginning of period	1,771,011	1,146,730

Cash and cash equivalents, end of period	$2,133,793	$1,514,643

Supplemental disclosure of cash flow information:
Interest paid	$222,629	$236,439

CORE FUNDS FROM OPERATIONS (FFO)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Core FFO Available to Common Shares	$256,110	$246,243	$512,833	$503,780

Core FFO per common share	0.14	0.13	0.27	0.28

Weighted Average shares outstanding (basic)	1,870,192	1,827,338	1,870,165	1,827,338

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income Attributable to Common Shares	$143,400	$137,434	$270,587	$282,023
Stock-based compensation	47,127	43,229	111,081	90,592
Interest Expense - Amortization of Debt Costs	6,298	6,295	12,595	12,595
Amortization of Intangible Asset	59,285	59,285	118,570	118,570

Core FFO Available to Common Shares	$256,110	$246,243	$512,833	$503,780

Contact Information

Telephone | 212.750.0371

Email | ir@pwreit.com

Website | www.pwreit.com